SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   Form 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) March 28, 1997

                  Paine Webber Qualified Partners Three L.P.
            (Exact name of registrant as specified in its charter)

     Delaware                       0-17147                    04-2798638
(State or other jurisdiction)    (Commission                 (IRS Employer
 of incorporation                File Number)               Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

                  PAINE WEBBER QUALIFIED PARTNERS THREE L.P.

ITEM 2 - Disposition of Assets

   Westside Creek Apartments, Little Rock, Arkansas

   Disposition Date - March 28, 1997

     On March 28, 1997, Paine Webber Qualified Plan Property Fund Three, L.P. sold its wholly-owned operating investment property, the Westside Creek Apartments, Phase I, located in Little Rock, Arkansas to an unrelated third party for $6,100,000. This amount compares favorably to the Partnership's original net investment in Westside of $4,850,000. As a result of the sale of the Westside Creek Apartments, a Special Distribution of approximately $6,336,000, or $177 per original $1,000 investment, will be made on April 15, 1997, to unit holders of record as of March 28, 1997. Of this amount, approximately $167 represents net proceeds from the sale of the Westside Creek Apartments and $10 represents a distribution of Partnership reserves that exceed future requirements. This Special Distribution is being paid along with the regular quarterly distribution. It should be noted that due to the Westside Creek Special Distribution, the annualized distribution rate will be adjusted from 5.5% to 4.5% beginning with the distribution for the quarter ending May 31, 1997, which will be made on July 15, 1997. The 4.5% annualized rate will be paid on a Limited Partner's remaining capital account of $172 per original $1,000 investment, which reflects the $177 return of capital resulting from the Westside Creek sale.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Closing Statement by and between PaineWebber Qualified Plan Property Fund Three, L.P. and Mid-America Apartments, L.P., dated March 28, 1997.

      (2) Purchase and Sale Agreement by and between PaineWebber Qualified Partners Three, L.P. and Mid-America Apartments, L.P., dated February 24, 1997.

      (3) Warranty Deed between PaineWebber Qualified Partners Three, L.P. and Mid-America Apartments, L.P., dated March 28, 1997.

      (4)   Assignment  of  Leases  and  Security   Deposits  by   PaineWebber
            Qualified Partners Three, L.P. to Mid-America Apartments, L.P., dated March 28, 1997.

      (5) Bill of Sale by PaineWebber Qualified Partners Three, L.P. for the benefit of Mid-America Apartments, L.P., dated March 28, 1997.

                                   FORM 8-K

                                CURRENT REPORT

                  PAINE WEBBER QUALIFIED PARTNERS THREE L.P.




                                  SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  PAINE WEBBER QUALIFIED PARTNERS THREE L.P.
                                 (Registrant)




                            By: /s/ Walter V. Arnold
                                --------------------
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  April 14, 1997

                              CLOSING STATEMENT

SELLERS: Paine Webber Qualified Plan Property Fund Three, LP Third Qualified Properties,
                        265 Franklin Street, Boston, MA 02110

PURCHASERS:             Mid-America Apartments, L.P.
                        6584 Poplar, Suite 340, Memphis, TN 38138

PROPERTY:               Westside Creek Apartments

CLOSING DATE:           March 28, 1997

*******************************************************************************
                                                   DEBIT            CREDIT

Contract Sales Price                                              6,100,000.00

City Tax Prorations
        1/1/97 to 3/28/97
        $75,267.42,     87 days @ 206.2121        17,940.45
Rents
         3/28/97 to 3/31/97
         $77,070.81,     3 days @ 2486.1552        7,458.47
Security Deposit                                  12,791.79

1996 Real Estate Taxes                            75,267.42

Transfer Tax to Clerk of the Court                10,065.00

Document Recording Fee to Clerk of the                10.00
   Court

Settlement Fee to First American Title               150.00

Title Insurance Premium to First American        10,675.00
   Title Insurance

Sub-Totals                                      $134,358.13

Balance due to Seller                        5,965,641.87 **

Total Accepted this 28th day of March 1997    $6,100,000.00      $6,100,000.00
                                              -------------      -------------


                                          Paine Webber Qualified Plan
                                             Property Fund Three,
                                          by, Third Qualified Properties, *
                                          By: /s/ Rock M. D'Errico
                                             ---------------------
                                          Rock M. D'Errico, Vice President

                                          * Third Qualified Properties, Inc.,
                                             its Managing General Partner


            ** To be wired to Seller's Account No. 9243-604-7 at
               State Street Bank, Boston Ma., ABA No. 011 000028,
               Attention Debbie Arsenault (617) 654-4648

                         PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
       PAINEWEBBER QUALIFIED PLAN PROPERTY FUND THREE, L.P. ("SELLER")
                                     AND
                    MID-AMERICA APARTMENTS, L.P. ("BUYER")

                              TABLE OF CONTENTS




                                                                         Page

 ARTICLE  1                                                                4
           DEFINITIONS                                                     4

 ARTICLE  2                                                                4
          PURCHASE AND SALE                                                4

 ARTICLE  3                                                                2
          PURCHASE PRICE; DEPOSIT; ADJUSTMENTS                             2

 ARTICLE  4                                                                4
          PRECLOSING OPERATION                                             4

 ARTICLE  5                                                                4
          ACCESS, INSPECTION, DILIGENCE                                    4

 ARTICLE  6                                                                7
          TITLE AND SURVEY CONDITIONS                                      7

  ARTICLE 7                                                                8
          CLOSING                                                          8

  ARTICLE 8                                                               10
          CASUALTY AND CONDEMNATION                                       10

  ARTICLE 9                                                               11
          BROKERAGE COMMISSIONS                                           11

  ARTICLE 10                                                              11
          DEFAULT, TERMINATION AND REMEDIES                               11

  ARTICLE 11                                                              12
          REPRESENTATIONS AND WARRANTIES                                  12

  ARTICLE 12                                                              15
          MISCELLANEOUS                                                   15

  ARTICLE 13                                                              19
          IRS FORM 1099-S DESIGNATION                                     19

SCHEDULE A  Description of the Real Property
SCHEDULE B Description of Personal Property and Intangible Property SCHEDULE C Rent Roll
SCHEDULE D  Form of Lease
SCHEDULE E  Form of Warranty Deed
SCHEDULE F  Form of Bill of Sale
SCHEDULE G  Form of Assignment  of Leases
SCHEDULE H  Form of Assignment of Contracts
SCHEDULE I  1099 Designation Agreement

Schedule 4.2      Rental Rates and Other Concessions

                         Purchase and Sale Agreement

      This Purchase and Sale Agreement (this "Agreement") is entered into as of the 24th day of February, 1997 by and between Seller and Buyer, upon the following terms and conditions:

                                  ARTICLE 1

                                 DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

SELLER: PaineWebber Qualified Plan Property Fund Three, L.P., a Delaware limited partnership

BUYER:             Mid-America Apartments, L.P., a Tennessee limited partnership

PROPERTY:          The Real Property and Personal Property constituting a
                   portion of Westside Creek Apartments, in Little Rock,
                   Arkansas

REAL PROPERTY:    The land and the buildings, structures, improvements and
                  fixtures (collectively the "Improvements") now located thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto

PERSONAL PROPERTY: The personal and intangible Property, if any, described in Schedule B attached hereto

PURCHASE PRICE:   $6,100,000

TITLE COMPANY:    First American Title Insurance Company
                  National Accounts
                  1025 Connecticut Ave. N.W.
                  Suite 709
                  Washington, DC  20036
                  Attn: Shirley Fox, Esq., National Division Counsel


                                  ARTICLE 2

                              PURCHASE AND SALE

      2.1. In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer or its nominee and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                  ARTICLE 3

                     PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Purchase Price. The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds in the amount of Six Million One Hundred Thousand Dollars ($6,100,000.00) subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained.

      3.2 Deposit. Contemporaneously with the execution of this Agreement, Buyer shall deposit with the Title Company the sum of One Hundred Thousand Dollars ($100,000) (the "Deposit") to secure Buyer's obligations under this Agreement. The Title Company shall hold the Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller, or other investment vehicle selected by Buyer and approved by Seller. On or before the Diligence Date (as hereinafter defined), Buyer shall deposit an additional Fifty Thousand Dollars ($50,000) (the "Additional Deposit") with the Title Company to secure Buyer's obligations under this Agreement. The Deposit, the Additional Deposit and all interest accrued on the Deposit and the Additional Deposit (collectively, the "Escrowed Amount") shall be maintained by the Title Company in such account or accounts until the Title Company is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement.

      3.3 Proration. All rents, other amounts payable by the tenants under the Leases, income, utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated to the Closing Date with Seller receiving the benefits and burdens of ownership on the Closing Date.

      (a) If the Closing shall occur before rents and all other amounts payable by the tenants under the Leases and all other income from the Property have actually been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income actually received by Seller. Subsequent to the Closing, if any such rents, other amounts and other income are actually received by Buyer, all such amounts shall first be applied to post-closing rents due to Buyer which are past due and the balance shall be immediately paid by Buyer to Seller. Buyer shall make a good faith effort and attempt to collect any such rents and other amounts and other income not apportioned at the Closing for the benefit of Seller, however, Buyer shall not be required to expend any funds or institute any litigation in its collection efforts. Nothing in this paragraph shall restrict Seller's right to collect delinquent rents directly from a tenant by any legal means. At Closing, prepaid rents and refundable security deposits in the possession or control of Seller or for which Seller is liable (together with any interest accrued thereon only if interest is specifically required to be paid thereon under applicable law or under the terms of a specific Lease), at Seller's sole option shall either be (i) transferred to Buyer at Closing and not subject to adjustment, or (ii) adjusted by way of a credit in favor of Buyer.

      (b) If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes and assessments shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property is fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes and assessments and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment. If the Property is not assessed as a separate parcel for tax or assessment purposes, then such taxes and assessments attributable to the Property shall be determined by Buyer and Seller. In the event the Property has been assessed for property tax purposes at such rates as could result in "roll-back" taxes upon changes in land usage or ownership of the Property pursuant to Arkansas Statutes 26-26-407(g), Buyer agrees to pay all such taxes and indemnify and save Seller harmless from and against any and all claims and liabilities for such taxes.

      (c) If the Closing shall occur before the actual amount of utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the apportionment of such utilities and other operating expenses shall be upon the basis of a reasonable estimate by Seller of such utilities and other operating expenses for such month. Subsequent to the Closing, when the actual amount of such utilities and other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

      (d) If Leases contain obligations ("Lease Obligations") on the part of the Tenants for any adjustments, pass-throughs or retroactive charges payable by Tenants which have accrued as of the Closing Date but are not then due and payable, the amount of such Lease Obligations shall be prorated as of the Closing Date upon the basis of a reasonable estimate by Seller of such Lease Obligations through the Closing Date. Subsequent to the Closing, when the actual amount of such Lease Obligations with respect to the Property through the Closing Date is determined, the parties agree to adjust the proration of such Lease Obligations and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

The agreements of Seller and Buyer set forth in this Section 3.3 shall survive the Closing.

      3.4 Closing Costs. Except as maybe otherwise provided herein to the contrary, each party hereto shall pay its own legal fees and expenses. Seller shall pay (a) the premium for Buyer's owner's title insurance policy (excluding the cost of any endorsements for which an extra premium is charged), (b) 50% of the escrow fees of the Escrow Agent, and (c) 50% of any documentary taxes relating to the transfer of the Property to Buyer. Buyer shall pay all other costs in carrying out the transactions contemplated hereunder, including, without limitation, (i) 50% of the escrow fees of the Escrow Agent, (ii) Buyer's own legal fees and expenses and (iii) the cost of any endorsements to the owner's title policy for which an extra premium is charged, and the cost of any lender's title insurance policy.

      3.5 Survival. The provisions of this Article 3 shall survive the Closing.

                                  ARTICLE 4

                             PRECLOSING OPERATION

      4.1 Existing Leases. A Rent Roll Containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases with the occupants listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the "Leases".

      4.2 New Leases. During the period between the date hereof and the Closing Date, Seller agrees to Lease and renew leases on the Property using the lease form attached as Schedule D and at rental rates and other concessions specified in Schedule 4.2, with such leases being written for terms not greater than one
(1) year.

      4.3 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.4 Contracts. Within five (5) business days after execution of this Agreement, Seller shall provide copies to Buyer of all service, supply, equipment rental, management and leasing contracts (collectively, the "Contracts") affecting the Property. On or before the Diligence Date (as defined below), unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Contracts so identified at or before Closing. At Closing, Seller shall assign and Buyer shall assume the Contracts, except those Contracts which Buyer has elected not to have terminated, as provided above. Buyer and Seller shall indemnify, defend and hold the other harmless from and against any and all claims under the Contracts which relate to its respective period of ownership.

                                  ARTICLE 5

                        ACCESS, INSPECTION, DILIGENCE

      5.1 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours upon advance written notice to Seller to make such reasonable investigations, studies and tests including, without limitation, surveys, engineering studies, soil and groundwater tests (including test borings and pits) as Buyer deems necessary or advisable. Seller may require that Buyer be accompanied by Seller or its designated agent during any such inspection or entry. Seller may also require evidence of satisfactory insurance prior to any physical inspection. Seller also agrees to make available to Buyer during normal business hours upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property.

      5.2 To the extent Seller has any studies, or site analyses in its possession including, without limitation, existing title insurance policies, existing surveys, existing zoning analyses, existing engineering reports, existing code compliance reports and existing site analyses with respect to oil, underground storage tanks or hazardous waste on the Real Property, Seller agrees to make the same available for inspection by Buyer or its agents promptly after execution of this Agreement.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations or warranties of Seller of any kind.

      5.3 Buyer shall promptly commence and actively pursue if Buyer so elects the following due diligence items:

              (a) Review of title and survey matters;

              (b) Review of Contracts and operating agreements;

              (c) Obtain and review engineering reports on structural
                  condition of the mechanical systems;

              (d) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

              (e) Review of applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents;

              (f) Review of all Leases affecting the Property; and

              (g) Review of any other matter which Buyer in its reasonable judgment deems to be material.

      Buyer shall have the right, after the execution of the Agreement, at reasonable times and on reasonable notice to enter onto the Property, accompanied by a representative of Seller if requested by Seller, for the purpose of making a physical examination of the Property and performing any and all studies, tests, inspections, review of records and other purposes which Buyer in its sole discretion deems necessary. Seller agrees to make available to Buyer, for Buyer's review at the Property or the Property Manager's office, all books and records reasonably requested by Buyer. Seller also agrees to permit Buyer full access to the Property, except that the right to inspect premises under lease to tenants in possession may be conditioned on a 24 hour advance notice requirement, or such other notice as may be required by the applicable lease or by applicable law.

      Buyer shall complete its due diligence on or before the date which is thirty (30) days from the date hereof (the "Diligence Date"). In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer, in Buyer's sole discretion, Buyer may elect, by written notice to Seller, received by Seller on or before the first business day after the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Deposit shall be returned and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      If such diligence reveals any fact or condition unacceptable to Buyer, at the option of Buyer, Buyer may in lieu of terminating the Agreement notify Seller of such defect or condition in writing prior to the Due Diligence Date and offer Seller the option of curing such defect or condition. If the Seller elects to cure such defect or condition, Seller shall use its best efforts to cure such defect or condition prior to Closing, but shall not be obligated to expend any funds in doing so. Seller agrees to notify Buyer within five (5) business days after receipt of such notice of the specific objectionable conditions it will attempt to cure as well as the steps it proposes to take to accomplish such cure, and Seller's cure of such condition shall be a condition to Buyer's obligations to close under this Agreement. If Seller notifies Buyer that Seller does not elect to exercise such cure option, then the Buyer shall have the right to terminate this Agreement by written notice to Seller provided within two (2) business days of receipt of Seller's notice, in which event the Deposit shall be returned to Buyer in accordance with the provisions hereof and neither party shall have any further liability to the other party under this Agreement. Otherwise, such fact or condition shall be deemed acceptable to Buyer.

      Buyer acknowledges that it has had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof. At Closing, Seller shall deliver and Buyer shall accept the Property AS IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING FITNESS FOR A PARTICULAR PURPOSE. This immediately preceding sentence shall survive Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all materials relating to the physical condition of the Property obtained in connection with Buyer's diligence.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, the existence of this Agreement, any term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the SEC or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Closing. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller, respectively both as to timing and content.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

                                  ARTICLE 6

                         TITLE AND SURVEY CONDITIONS

      6.1 In connection with the execution of this Agreement, Seller has provided Buyer with copies of the following:

              (a) An ALTA as-built survey of the Real Property, dated January 6, 1995 (the "Survey"); and

              (b) A commitment for an ALTA Owner's Policy of Title Insurance dated January 23, 1997 (the "Title Commitment").

      In the event of controversy regarding title, title insurance covering the Property, paid for by Seller, issued at regular rates and providing coverage on the points at issue reasonably satisfactory to Buyer, shall constitute and be accepted by Buyer as conclusive evidence of good and merchantable title. For purposes of this Agreement the term "Permitted Exceptions" means:

              (a) All matters shown on Schedule B, Section II of the Title Commitment, as it may have been updated through the Diligence Date, other than Monetary Encumbrances (as defined below), and matters which Seller has agreed to cure;

              (b) All matters would be shown on an ALTA-ACSM survey of the Property on the Diligence Date;

              (c) All Leases;

              (d) All zoning, building and other laws applicable to the Property; and

              (e) All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer.

      For purposes of this Agreement the term "Monetary Encumbrance" means any mortgage, or other voluntary lien granted or assumed by Seller encumbering the Property and any mechanics or materialman's liens encumbering the Property arising from work performed and materials furnished to or on behalf of Seller (specifically excluding services performed by tenants).

      6.2 On the Closing Date, Seller shall convey by good and sufficient warranty deed to Buyer or to Buyer's nominee good and clear record and marketable fee simple title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

              (a) The lien, if any, for real estate taxes not yet due and payable; and

              (b) The Permitted Exceptions.

The Property shall be in substantially the same condition as on the Due Diligence Date, and there shall have been no material adverse change in the Property or the Rent Roll. A reduction of less than 10% in annualized gross income from leases in effect on the Closing Date shall not be deemed materially adverse.

      6.3 At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale. Buyer will be deemed to have owned the Property as of 12:01 a.m. on the Closing Date.


                                  ARTICLE 7

                                   CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur at the offices of First American Title Insurance Company, 8114 Contrell Road, Suite 150, Little Rock, Arkansas as soon as possible after the Diligence Date on a date (the "Closing Date") established by Buyer by written notice to Seller and Title Company given at least five (5) business days prior to the proposed Closing Date; provided, however, that in no event shall such notice establish a Closing Date which is later than the thirtieth (30th) day after the Diligence Date; and if no such notice is given, the Closing Date shall be on the thirtieth (30th) day after the Diligence Date unless such day is not a day on which the registry of deeds in the county where the Property is located is open for business, in which case, the Closing shall take place on the next day on which such registry is open. It is agreed that time is of the essence in this Agreement.

      7.2 On the Closing Date Seller shall deliver or cause to be delivered at its expense each of the following items to the Title Company:

              (a) A duly executed and acknowledged warranty deed or deeds conveying the Real Property and the Improvements to Buyer in substantially the form attached hereto as Schedule E (the "Deed");

              (b) A duly executed quitclaim bill of sale conveying the Personal Property to Buyer in substantially the form attached hereto as Schedule F (the "Bill of Sale");

              (c) A duly executed assignment and assumption of leases in substantially the form attached hereto as Schedule G (the "Assignment of Leases");

              (d) A duly executed assignment and assumption of contracts, licenses, guaranties, warranties, and intangible property in substantially the form attached hereto as Schedule H (the "Assignment of Contracts");

              (e) A certificate or certificates of non-foreign status from Seller reasonably acceptable to Buyer in form and substance;

              (f) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanic's or materialmen's liens from Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

              (g) Such other instruments as Buyer, Buyer's Lender or the Title Company may reasonably request to effectuate the transaction contemplated by this Agreement;

              (h) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted; and

              (i) A marked up Title Commitment which complies with the terms of this Agreement.

      In addition, Seller shall deliver to Buyer all original Leases and all keys in Seller's possession, which may be delivered by Seller to Buyer at the Property.

      7.3 On the Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to the Title Company:

              (a) The Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller;

              (b) Evidence in recordable form reasonably satisfactory to Seller of Buyer's authority to purchase the Property pursuant to this Agreement;

              (c) The Assignment of Leases;

              (d) The Assignment of Contracts;

              (e) Such other instruments as Seller may reasonably request to effectuate the transaction contemplated by this Agreement; and

              (f) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts.


                                  ARTICLE 8

                          CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

              (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty (including insurance for loss of rents), less any amounts reasonably expended by Seller for partial restoration; or

              (b) if any portion of the Improvements suffers damage in excess of $180,000 from fire or any other casualty to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.


                                  ARTICLE 9

                            BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with any broker in connection with the transaction contemplated by this Agreement other than Transwestern Property Company (the "Broker"), and that they are not obligated to pay any fees or commissions to any broker. Buyer agrees to indemnify, defend and hold Seller harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transaction covered by this Agreement other than the Broker, insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Seller harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finders' fees, commissions or other similar fees in connection with the transaction covered by this Agreement other than the Broker, insofar as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf. The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.


                                  ARTICLE 10

                      DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date, or if there has been a material adverse change to the Property as defined in Section 6.2 hereof, Buyer shall have the following remedies: (i) the right to take any and all legal actions necessary to compel Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount, whereupon this Agreement shall terminate without further recourse. Buyer hereby waives and relinquishes any right to sue Seller for any reason whatsoever, except as expressly set forth in this Section 10.1, and agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount.

      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.


                                  ARTICLE 11

                        REPRESENTATIONS AND WARRANTIES

      11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

              (a) Buyer is a limited partnership, duly organized and in good standing under the laws of the State of Tennessee, is qualified to do business in the State of Arkansas and has the power to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution, delivery and performance of this Agreement and the transaction contemplated herein and has obtained the consent of all entities and parties (whether private or governmental) necessary to bind Buyer to this Agreement. Buyer's General Partner is Mid-America Apartment Communities, Inc., a Tennessee corporation qualified to do business in Arkansas ("Buyer's General Partner");

              (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer, or any shareholder, partner or related entity or affiliate of Buyer, is a party or by which Buyer, any shareholder, partner or related entity or affiliate of Buyer, or any of Buyer's assets is bound;

              (c) Buyer has the financial resources to timely consummate the purchase and sale transaction contemplated by this Agreement;

              (d) neither Buyer nor any general partner of Buyer is in any way affiliated with Seller, Paine Webber Incorporated, or any affiliate of either of the foregoing;

              (e) Buyer is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title 1 of ERISA and (b) the assets of Buyer do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

              (f) Buyer is not a  "governmental  plan"  within  the  meaning  of
Section 3(32) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code (the "Code").

              (g) One or more of the following circumstances is true:

                  (i) Equity interests in Buyer's General Partner are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.2-101(b)(2), and Buyer's limited partners are individuals or entities which are not "benefit plan investors" within the meaning of 29 C.F.R.
Section 2510.3-101(f)(2);

                  (ii) Less than 25 percent of all equity interests in Buyer are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (iii) Buyer is a corporation that qualifies as either an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) and (e).

              (h) With respect to Seller, Paine Webber Incorporated and any affiliate of either of the foregoing, Buyer is neither (i) a party in interest as defined in Section 3(14) of ERISA, nor (ii) a disqualified person as defined in Section 4975(e)(2) of the Code.

              (i) that prior to the Diligence Date, Buyer will have examined and investigated to Buyer's full satisfaction the physical, economic and legal condition of the Property and made all other inquiries Buyer deemed necessary in connection with the transaction herein contemplated; and

              (j) except to the limited extent, if any, specifically and expressly set forth in this Agreement, Buyer shall accept the Property "AS IS" and "WHERE IS" at Closing, and Buyer has not relied upon and will not rely upon, and Seller is not liable for or bound by any, express or implied, warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto made or furnished by Seller or any of its advisors, or any of their agents, representatives, contractors, employees, attorneys or brokers, to whomever made or given, directly or indirectly, verbally or in writing, unless specifically and expressly set forth herein.

Buyer's representations and warranties set forth in this Section 11.1 shall survive the Closing or termination of this Agreement for a period of six (6) months, and no such breach shall be deemed to exist unless Seller provides Buyer with notice of an alleged breach prior to the expiration of such 6-month period. As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer that:

              (a) Seller has the full right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement, except to the limited extent, if any, specifically and expressly set forth in this Agreement; and

              (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller's assets is bound.

              (c) to Seller's knowledge (as hereinafter defined), Seller has not been served with process in any litigation with respect to the Property which would adversely affect Seller's ability to perform its obligations under this Agreement. To Seller's knowledge, Seller has not received written notice of (i) any violation of the Property's compliance with applicable health or fire safety laws, building code ordinances, zoning ordinances, environmental laws and regulations or any similar statutes, ordinances, laws, rules or regulations, or
(ii) any pending or threatened condemnation proceeding that would affect the Property; and

              (d) to Seller's knowledge, Seller has not received any written notices of zoning changes or special assessments with respect to the Property.

      As used herein, the term "to Seller's knowledge" shall mean only the "current actual knowledge without inquiry" (as defined below) of Rock D'Errico, Vice President of PaineWebber Properties Incorporated, who, as portfolio manager for the Seller, is the appropriate person to whom the matters described in Sections 11.2(c) and (d) would be reported. As used herein, the term "current actual knowledge without inquiry" shall mean only the actual, current conscious and not constructive, imputed or implied knowledge of such designee. Anything herein to the contrary notwithstanding, such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the Seller's representations herein being or becoming untrue, inaccurate or incomplete in any respect.

      Seller's representations and warranties set forth in this Section 11.2 shall survive the Closing or earlier termination of this Agreement for a period of six (6) months, and no such breach shall be deemed to exist unless Buyer provides Seller with notice of an alleged breach prior to the expiration of such 6-month period.

      As a condition precedent to Buyer's obligation to close the purchase and sale transaction contemplated in this Agreement, Seller's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Seller shall notify Buyer in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.2 in any way inaccurate, incomplete, incorrect or misleading.


                                  ARTICLE 12

                                MISCELLANEOUS

      12.1 Permitted Successors and Assigns. Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled by Buyer or which owns or controls Buyer. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Seller:

              PaineWebber Qualified Plan Property Fund Three, LP
              c/o PaineWebber Properties
              265 Franklin Street
              Boston, MA 02110
              Attn:     Rock M. D'Errico, Vice President

              with a copy to:

              Goodwin, Procter & Hoar  LLP
              Exchange Place
              Boston, MA 02109
              Attn:     Susan Hall Mygatt, Esq.

(2)   If to Buyer:

              Mid-America Apartments, L.P.
              c/o Mid-America Apartment Communities
              6584 Poplar
              Suite 340
              Memphis, TN 38138
              Attn:  Simon R.C. Wadsworth
              with a copy to

              Apperson, Crump, Duzane & Maxwell, PLC
              1755 Kirby Parkway
              Suite 100
              Memphis, TN  38120-4376
              Attn:  ________________

      (3)     If to the Title Company:

              First American Title Insurance Company
              National Accounts
              1025 Connecticut Ave. N.W.
              Suite 709
              Washington, DC  20036
              Attn:  Brian Lobuts, Vice President/Account Executive

      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Entire Agreement. This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of The State of Arkansas.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 Title Company. The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. The Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      12.11 Title Company, Continued. In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys fees of counsel retained by Title Company. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties. Title Company will hold the Deposit in The First National Bank of Boston, State Street Bank and Trust Company or Fleet Bank (each, an
"Acceptable Bank") in an account as required by Section 3.2 above. Except for any claim, action or proceeding resulting in a final determination that the Title Company acted in bad faith, negligently or engaged in any type of willful misconduct the Title Company shall not be responsible for any loss or delay occasioned by the closure or insolvency of the institution in which any funds are invested in accordance with this Agreement; provided that Title Company deposits the Deposit in an Acceptable Bank as required herein. The Title Company shall have no liability for interest on such funds provided that the Title Company deposits the Deposit as required herein.

      12.12 Financial Information. At Buyer's request after the Closing Date, Seller agrees to make available to Buyer or Buyer's designated representative, at no cost to Seller, upon reasonable request within six (6) months after the Closing, such books, accounts and records as are in Seller's possession and which are necessary for Buyer to conduct an audit of the Property's preceding fiscal year, and agrees to sign an appropriate disclosure letter prepared by the auditors. Such audit is to be conducted solely at Buyer's expense for the purpose of satisfying its requirements as a publicly held entity. The use of any such information by Buyer or Buyer's designated representative shall be subject to the confidentiality requirements of Section 5.5, except to the extent such information is included in statements required by the SEC Regulations.

      12.13 Time of the Essence. Time is expressly declared to be of the essence of this Agreement.

      12.14 No Personal Liability. The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by, through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors.

      12.15 Survival. All of the representations, warranties, covenants and agreements of Seller and Buyer made in or pursuant to this Agreement shall not survive the Closing, and shall merge into the deed or other document or instrument executed and delivered in connection herewith, except as expressly set forth to the contrary. Notwithstanding the foregoing, (a) the representations and warranties of Seller and Buyer shall survive the Closing for a period of not more than six (6) months from the date thereof, provided that the party alleging a breach of any of the other parties' representations and warranties delivers notice to the alleged breaching party within such period.

                                  ARTICLE 13

                         IRS FORM 1099-S DESIGNATION

      13.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule F at or prior to the Closing to designate the Title Company (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.


      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                              SELLER:

                         PaineWebber Qualified Plan Property Fund Three, LP a Delaware limited partnership

                              By:  Third Qualified Properties, Inc.,
                                   its Managing General Partner

                                     By: /s/ Rock M. D'Errico
                                         --------------------
                                     Name: Rock M. D'Errico
                                     Title: Vice President

                              BUYER:

                           Mid-America Apartments, LP

                              By: Mid-America Apartment Communities, Inc., a Tennessee corporation


                                    By: /s/ Simon R.C. Wadsworth
                                        ------------------------
                                    Name: Simon R.C. Wadsworth
                                    Title: Executive Vice President


                              TITLE COMPANY:

                              FIRST AMERICAN TITLE INSURANCE COMPANY


                           By:_______________________

                                   National Division Counsel

                                  SCHEDULE A

                         Description of Real Property

Part of the SW1/4 NE1/4, Section 20, Township 2 North, Range 13 West, Pulaski County, Arkansas, being more particularly described as follows: Starting at the Southwest corner of the NE1/4 of said Section 20; thence along the South line of said NE1/4, North 89 degrees 30 minutes 53 seconds East, 544.08 feet to the point of beginning; thence leaving the South line of said NE1/4, North 1 degrees 02 minutes 18 seconds West, 1030.09 feet to a point on the North line of a 50 foot Little Rock Municipal Water Works easement; thence South 60 degrees 48 minutes 48 seconds East along the North line of said 50 foot easement 827.42 feet to a point on the West right of way line of Sam Peck Road; thence South 2 degrees 36 minutes 45 seconds East along said West right of way line 367.73 feet to the Northeast corner of Lot 1, Tennis Club Addition (Plat book 35, page 54); thence North 89 degrees 08 minutes 30 seconds West 299.40 feet (platted 300.0 feet) to the Northwest corner of Lot 1, Tennis Club Addition; thence South 0 degrees 02 minutes 00 seconds West along the West line of said Lot 1, Tennis Club Addition 260.00 feet to a point on the South line of the NE1/4 of said
Section 20; thence South 89 degrees 30 minutes 53 seconds West along said South line (said line also being the North line of Woodlawn Farm Acre Tracts as recorded in Plat book 1, page 118) 420.96 feet to the point of beginning.

TOGETHER WITH the benefits of a 50 foot Little Rock Water works easement over the Northern portion of the above described property as shown by Exchange Easement executed May 1, 1978, filed May 8, 1978, as Instrument Number
78-18252, records of Pulaski County, Arkansas.

                                  SCHEDULE B

           Description of Personal Property and Intangible Property
           --------------------------------------------------------

Seller's rights to use the name "Westside Creek"

Any intangible property owned by Seller and directly related to the Property.

                                 BILL OF SALE

      THIS INSTRUMENT made and executed as of the 28th day of March, 1997 by Paine Webber Qualified Plan Property Fund Three, LP, a Delaware limited partnership, ("Seller") for the benefit of Mid-America Apartments, L.P., a Tennessee limited partnership, ("Buyer").
      WHEREAS, Seller and Buyer are parties to that Purchase and Sale Agreement (the "Agreement") relating to the apartment development in Little Rock, Arkansas known as Westside Creek Apartments, Phase I, and more fully described in the Agreement (the "Property") and
      WHEREAS, the Agreement requires the delivery by Seller to Buyer of a Bill of Sale conveying personal property owned by Seller located at, or relating to, the Property.
      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:
      1. Seller hereby bargains, sells, transfers, assigns and conveys to Buyer all of the personal property owned by Seller located on, or relating to, the Property (the "Personal Property"), including, but not limited to, the specific articles of tangible personal property listed on Exhibit A attached hereto.
      2. Seller warrants to Buyer that it owns the property listed on Exhibit A, that it is authorized to execute this Bill of Sale, that the property listed on Exhibit A is unencumbered. Seller agrees upon the request of and at the expense of Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, transfers, powers of attorney or assurances as may be required for the assigning, transferring, granting, conveying, assuring and confirming unto Buyer any of the Personal Property.
      3. Buyer has inspected the Personal Property. The Personal Property is conveyed strictly "as is", "where is" and "with all faults", without warranties of any kind or nature whatsoever, express or implied, except as such warranties as to title are expressly set forth herein or in the Agreement. Without limiting the generality of the foregoing, no warranty of merchantability or fitness for a particular purpose is made with respect to any of the Personal Property.
      The provisions of this Bill of Sale shall inure to the benefit of and be binding upon the successors and assigns of Seller and Buyer.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first above written.


                                    Paine Webber Qualified Plan Property Fund
                                        Three, LP,
                                    a Delaware limited partnership

                                    By: Third Qualified Properties, Inc.,
                                           its Managing General Partner

                                          By: /s/ Rock M. D'Errico
                                              --------------------
                                              Rock M. D'Errico, Vice President

                                WARRANTY DEED
KNOW ALL MEN BY THESE PRESENTS:


      That, Paine Webber Qualified Plan Property Fund Three, LP ("Grantor"), organized under and by virtue of the laws of the State of Delaware, by Third Qualified Properties, Inc., its Managing General Partner, for consideration of Six Million One Hundred Thousand Dollars ($6,100,000.00), in hand paid by Mid-America Apartments, L.P., a Tennessee limited partnership ("Grantee"), the receipt of which is hereby acknowledged, does hereby grant, bargain, sell and convey unto the said Grantee, and assigns forever, the following described land, situated in the County of Pulaski and State of Arkansas, to wit:

            Part of the SW1/4 NE1/4, Section 20, Township 2 North, Range 13 West, Pulaski County, Arkansas, being more particularly described as follows: Starting at the Southwest corner of the NE1/4 of said
            Section 20; thence along the South line of said NE1/4, North 89 degrees 30 minutes 53 seconds East, 544.08 feet to the point of beginning; thence leaving the South line of said NE1/4, North 1 degrees 02 minutes 18 seconds West, 1030.09 feet to a point on the North line of a 50 foot Little Rock Municipal Water Works easement; thence South 60 degrees 48 minutes 48 seconds East along the North line of said 50 foot easement 827.42 feet to a point on the West right of way line of Sam Peck Road; thence South 2 degrees 36 minutes 45 seconds East along said West right of way line 367.73 feet to the Northeast corner of Lot 1, Tennis Club Addition (Plat book 35, page 54); thence North 89 degrees 08 minutes 30 seconds West 299.40 feet (platted 300.0 feet) to the Northwest corner of Lot 1, Tennis Club Addition; thence South 0 degrees 02 minutes 00 seconds West along the West line of said Lot 1, Tennis Club Addition
            260.00  feet to a point  on the  South  line  of the  NE1/4  of said
            Section 20; thence South 89 degrees 30 minutes 53 seconds West along said South line (said line also being the North line of Woodlawn Farm Acre Tracts as recorded in Plat book 1, page 118) 420.96 feet to the point of beginning.

            TOGETHER WITH the benefit of a 50 foot Little Rock Water works easement over the Northern portion of the above described property as shown by Exchange Easement executed May 1, 1978, filed May 8, 1978, as Instrument Number 78-18252, records of Pulaski
            County, Arkansas.

      TO HAVE AND TO HOLD, the same unto the said Grantee, and assigns forever, with all appurtances thereunto belonging. And the Grantor hereby covenants with the said Grantee, that it will forever warrant and defend the title to the said lands against all claim whatever.

      WITNESS my hand and seal this 28th day of March, 1997.

                                    PAINEWEBBER QUALIFIED PLAN PROPERTY FUND
                                    THREE, LP, a Delaware Limited Partnership

                                    By:   Third Qualified Partners, Inc., its
                                          Managing General Partner

                                                By:  /s/ Rock M. D'Errico
                                                    ---------------------
                                                Name: Rock M. D'Errico
                                                Title:   Vice President

                                ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS )
                                    )     SS
COUNTY OF SUFFOLK             )

      On this 25th day of March, 1997, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in person the within named Rock M. D'Errico to me well known, who stated that he is the Vice President of Third Qualified Partners, Inc., the Managing General Partner of Paine Webber Qualified Plan Property Fund Three, LP, and is duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of the said partnership, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 25th day of March, 1997.

                                    /s/ Susan Hall Mygatt
                                    ---------------------
                                        Notary Public
                                        My Commission Expires: February 26, 1999
                                                               -----------------

                  ASSIGNMENT OF LEASES AND SECURITY DEPOSITS


      Paine Webber Qualified Plan Property Fund Three, LP, a Delaware limited partnership ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to Mid-America Apartments, L.P., a Tennessee limited partnership ("Assignee"), all interest as Lessor in and to all leases in effect at the real property described on Exhibit A attached hereto, commonly known as Westside Creek Apartments, in Little Rock, Arkansas ("Existing Leases").

      Assignor represents and warrants that:

      (a) Assignor is the sole owner of all of the landlord's right, title and interest in and to the Existing Leases; and

      (b) No part of the rents in the Existing Leases are pledged or assigned and no part of such rents for any period subsequent to the date hereof has been collected in advance of the due date hereof, except as disclosed on the certified Rent Roll delivered by Assignor to Assignee in connection herewith (the "Rent Roll"); and

      (c) The amount of deposits collected from tenants is correctly shown on the Rent Roll.

      Assignee hereby accepts the foregoing Assignment and agrees to assume fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases hereby assigned, which arise on or after the effective date hereof, including the return of security deposits, and does hereby agree to defend, indemnify and hold harmless Assignor from any and all claims or losses incurred by Assignor by reason of the failure of Assignee from and after the effective date hereof to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder, including the return of security deposits, which arise on or after the date hereof, including losses relating to reasonable attorney's fees and expenses incurred to resolve such claims or losses. Assignor shall remain liable for performing and discharging all obligations and liabilities relating to Existing Leases for which it was responsible and which arose prior to the date hereof, with the exception of obligations or liabilities related to the payment of money for which a proration credit has been given to Assignee (in which instance such payment obligation shall be Assignee's and is hereby assumed by Assignee) and Assignor shall defend, indemnify and hold harmless Assignee from any and all claims or losses arising on or before the effective date hereof being related to its obligations under the Existing Leases, including losses relating to reasonable attorney's fees and expenses incurred to resolve such claims or losses.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the 28th day of March, 1997, which Assignment is effective on that date.

                                    ASSIGNOR:

                                    PAINE WEBBER QUALIFIED PLAN PROPERTY FUND
                                         THREE, LP

                                    By:   Third Qualified Properties, Inc.,
                                          its Managing General Partner

                                          By: /s/ Rock M. D'Errico
                                              --------------------
                                              Rock M. D'Errico, Vice President


                                ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS )
                               )     SS
COUNTY OF SUFFOLK             )

      On this 25th day of March, 1997, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in person the within named Rock M. D'Errico to me well known, who stated that he is the Vice President of Third Qualified Partners, Inc., the Managing General Partner of Paine Webber Qualified Plan Property Fund Three, LP, and is duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of the said partnership, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 25th day of March, 1997.

                                    /s/ Susan Hall Mygatt
                                    ---------------------
                                        Notary Public
                                        My Commission Expires: February 26, 1999

                                    ASSIGNEE:

                                    MID-AMERICA APARTMENTS, L.P.

                                    By:   Mid-America Apartment Communities,
                                          Inc., a Tennessee corporation, sole
                                          General Partner

                                          By: /s/ Simon R.C. Wadsworth
                                              ------------------------
                                             Simon R.C. Wadsworth,
                                             Executive Vice President

                                ACKNOWLEDGMENT

STATE OF Tennessee     )
         ----------
                       )
COUNTY OF Shelby       )
          ------

      On this ____ day of March, 1997, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in person the within named to me well known, who stated that he is the Executive Vice President of Mid-America Apartment Communities, Inc., the General Partner of Mid-America Apartments, L.P., and is duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of the said partnership, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 26th day of March, 1997.

                                          /s/ Sarah C. Hodges
                                          -------------------
                                              Notary Public

                                          My Commission Expires: 2-23-2000

                                  SCHEDULE A

                         Description of Real Property

Part of the SW1/4 NE1/4, Section 20, Township 2 North, Range 13 West, Pulaski County, Arkansas, being more particularly described as follows: Starting at the Southwest corner of the NE1/4 of said Section 20; thence along the South line of said NE1/4, North 89 degrees 30 minutes 53 seconds East, 544.08 feet to the point of beginning; thence leaving the South line of said NE1/4, North 1 degrees 02 minutes 18 seconds West, 1030.09 feet to a point on the North line of a 50 foot Little Rock Municipal Water Works easement; thence South 60 degrees 48 minutes 48 seconds East along the North line of said 50 foot easement 827.42 feet to a point on the West right of way line of Sam Peck Road; thence South 2 degrees 36 minutes 45 seconds East along said West right of way line 367.73 feet to the Northeast corner of Lot 1, Tennis Club Addition (Plat book 35, page 54); thence North 89 degrees 08 minutes 30 seconds West 299.40 feet (platted 300.0 feet) to the Northwest corner of Lot 1, Tennis Club Addition; thence South 0 degrees 02 minutes 00 seconds West along the West line of said Lot 1, Tennis Club Addition 260.00 feet to a point on the South line of the NE1/4 of said
Section 20; thence South 89 degrees 30 minutes 53 seconds West along said South line (said line also being the North line of Woodlawn Farm Acre Tracts as recorded in Plat book 1, page 118) 420.96 feet to the point of beginning.

TOGETHER WITH the benefits of a 50 foot Little Rock Water works easement over the Northern portion of the above described property as shown by Exchange Easement executed May 1, 1978, filed May 8, 1978, as Instrument Number
78-18252, records of Pulaski County, Arkansas.